Registration No. 333-205588

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

RLJ ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	7822	45-4950432
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

8515 Georgia Avenue, Suite 650 Silver Spring, Maryland 20190
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Miguel Penella

Chief Executive Officer

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland  20910

(301) 608-2115

(Name, Address, including Zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey Jordan, Esq.

Arent Fox LLP

1717 K Street, NW

Washington, DC  20006-5344

(202) 857-6473

(202) 857-6395 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities, in any state in which the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 28, 2016

PROSPECTUS

10,348,752 Shares of Common Stock Issuable Upon the Exercise of Convertible Preferred Stock

3,104,628 Shares of Common Stock Issuable Upon the Exercise of $4.50 Warrants

This prospectus relates to the sale of (i) up to 10,348,752 shares of our common stock that are issuable upon the conversion of our convertible preferred stock. and (ii) up to 3,104,628 shares of our common stock that are issuable upon the exercise of our warrants, which may be offered for sale from time to time by the persons (and their transferees) identified in the heading “Selling Holders” on page 10 of this prospectus who currently own such securities or may acquire such securities upon transfer.

On May 14, 2015, we entered into a securities purchase agreement with various accredited investors to issue (i) 4,000 shares of our Series A-1 Convertible Preferred Stock, (ii) 2,000 shares of our Series A-2 Convertible Preferred Stock, (iii) 25,046 shares of Series B Convertible Preferred Stock and (iv) warrants to purchase a number of shares of common stock equal to 30% of such investor’s shares of common stock issuable upon conversion of such investors preferred stock.  On June 24, 2016, we reverse split our common stock on a one for three basis.  Following the reverse split, each share of preferred stock is convertible into 333 shares of common stock and each warrant represents the right to purchase our common stock at any time and from time to time through May 20, 2020 at an exercise price of $4.50 per share.

The selling holders are investors that were issued shares of preferred stock and warrants on May 20, 2015 pursuant to the securities purchase agreement.  We will not receive any proceeds from the sale of the common stock issuable upon the conversion of the preferred stock by the selling holders.  If warrants are exercised, we will receive $4.50 for each share of common stock acquired when warrants are exercised. We are registering the common stock for resale by the selling holders, but that does not necessarily mean that they will sell any of the common stock.

A current prospectus must be in effect at the time of the sale of the common stock issuable upon the conversion of the preferred stock or upon the exercise of warrants. The selling holders will sell at prevailing market prices, or privately negotiated prices. The selling holders will be responsible for any commissions or discounts due to brokers or dealers.  We will pay all of the other offering expenses.  Each selling holder or dealer selling common stock issuable upon the conversion of the preferred stock or upon the exercise of warrants is required to deliver a current prospectus upon the sale.  In addition, for the purposes of the Securities Act of 1933, as amended, the selling holders may be deemed to be underwriters.

Our common stock is traded on the NASDAQ Capital Market under the symbol “RLJE.” On June 27, 2016, the last reported sales price for our common stock on the NASDAQ Capital Market was $2.48 per share.

YOU SHOULD READ THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 28, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. The selling holders may sell, from time to time, in one or more offerings, the common stock described in this prospectus. This prospectus only provides you with a general description of the common stock they may offer. If required when they sell shares of common stock under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the offering of the common stock. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before buying securities in this offering.

You should rely only on the information contained in or incorporated by reference into this prospectus.  Neither we nor the selling stockholders have authorized anyone to give you additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

PROSPECTUS SUMMARY

SUMMARY OF THE OFFER

This summary does not contain all of the information that you should consider in making an investment decision.  You should read the entire prospectus and the documents incorporated by reference before investing.  Unless otherwise stated in this prospectus, references to “we,” “us,” or “our company” refer to RLJ Entertainment, Inc.

Common stock offered:	10,348,752 shares issuable upon conversion of preferred stock and 3,104,628 shares issuable upon exercise of $4.50 warrants

Common stock outstanding before this offering:	4,711,091 shares as of June 24, 2016

Additional common stock issuable upon conversion of all outstanding shares of preferred stock:	10,348,752

Additional common stock issuable upon exercise of outstanding $4.50 warrants:	3,104,628 shares

Common stock to be outstanding if all outstanding shares of preferred stock are converted and all $4.50 warrants are exercised:	18,164,471 shares

Use of proceeds:

The common stock issuable upon conversion of the preferred stock and the exercise of the warrants are being offered solely for the accounts of the selling holders.  We will not receive any proceeds from the sale of such securities.  We will receive proceeds from the exercise of the warrants. We intend to use any proceeds of the exercise of the warrants for general working capital. See “Use of Proceeds.”

NASDAQ symbol:	RLJE

Risk Factors:

You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below and in our annual report on Form 10-K, together with all of the other information included or incorporated by reference in this prospectus, before deciding to invest in our common stock. If any of the events described in the risk factors actually occur, our business, business prospects, financial condition, results of operations or cash flows could be materially affected. In any such case, the trading price of our common stock could decline, and you could lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described.

Risks Associated with Our Liquidity, Our Business and Our Industry

For a description of the risks associated with our liquidity, our business and industry please see the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2015.

Risks Relating to Our Stock

Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment. Our common stock currently trades on the Nasdaq Capital Market (NASDAQ). There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our common stock may not necessarily be a reliable indicator of our fair market value. The price at which our common stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, fluctuations in the fair value of our common stock warrant liability and market conditions in our industry and the economy as a whole.

If we fail to meet all applicable continued listing requirements of the Nasdaq Capital Market and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, impair the value of your investment, adversely affect our ability to raise needed funds and subject us to additional trading restrictions and regulations.  Companies listed on The NASDAQ Stock Market, or NASDAQ, are subject to delisting for, among other things, failure to maintain a minimum closing bid price per share of $1.00 for 30 consecutive business days.  On January 12, 2016, we received a deficiency letter from NASDAQ, indicating that for the last 30 consecutive business days our common stock had a closing bid price below the $1.00 minimum closing bid as required for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided a grace period of 180 calendar days, or until July 11, 2016, to regain compliance with this requirement. On June 24, 2016, the Company effected a 1-for-3 reverse stock split, and on June 24, 2016 the closing price of our common stock was $2.20 per share. Although we believe that we have regained compliance with the minimum closing bid price requirement, we cannot be sure that our share price will continue to comply with this requirement.

In addition, companies listed on NASDAQ are subject to delisting for, among other things, failure to maintain a minimum stockholders equity of $2,500,000.  On April 21, 2016, we received a deficiency letter from NASDAQ, stating that our annual report on Form 10-K for the year ended December 31, 2015 did not report $2,500,000 of stockholders equity as required for continued listing set forth in Nasdaq Listing Rule 5550(b)(1). In accordance with Nasdaq Listing Rule 5810(c)(2)(C), we were provided a grace period of 45 calendar days, or until June 6, 2016, to submit a plan to regain compliance with this requirement.  On June 2, 2016, we submitted to NASDAQ our plan to regain compliance, and on June 27, 2016, NASDAQ approved the plan and provided an extension of time to implement the plan and regain compliance with the minimum stockholders equity requirement by August 5, 2016.  The Company is currently working to implement the plan, including negotiating certain amendments to the terms of our preferred stock and $4.50 warrants.  We cannot be sure that we will be able to successfully implement the plan and regain compliance, or if successfully implemented, that our stockholders equity will continue to comply with this requirement.

NASDAQ's notices have no immediate effect on the listing of our common stock on the NASDAQ Capital Market. However, we cannot assure you that we will be able to meet these or other continued listing requirements of NASDAQ.  If our common stock loses its status on The NASDAQ Capital Market, our common stock would likely trade in the over-the-counter market. If our shares were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and any security analysts’ coverage of us may be reduced. In addition, in the event our common stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

Any future issuances of equity may significantly affect the market price of our common stock. Future issuances of substantial amounts of our common stock, including shares that we may issue upon exercise of outstanding warrants, or other convertible securities, if any, could adversely affect the market price of our common stock. Further, if we raise additional funds through the issuance of common stock or securities convertible into or exercisable for common stock, our stockholders may experience substantial dilution and the price of our common stock may fall. New equity securities issued may also have greater rights, preferences or privileges than our existing common stock.

Additional authorized shares of common stock available for issuance may adversely affect the market. We are authorized to issue 250,000,000 shares of our common stock. As of June 24, 2016, we had 4,711,091 shares of our common stock outstanding, excluding shares issuable upon conversion of our outstanding preferred stock and exercise of our outstanding warrants. As of June 24, 2016, we had outstanding preferred stock convertible into 10,348,752 shares of our common stock at a conversion price of $3.00 per share and warrants to purchase 7,013,897 and 3,104,628 shares of our common stock at a price of $36.00 and $4.50 per share, respectively.  To the extent the shares of common stock are issued, preferred stock is converted or warrants are exercised, holders of our common stock will experience dilution.

Provisions in our amended and restated articles of incorporation and Nevada law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management. Our amended and restated articles of incorporation contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Nevada law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 24, 2016, with respect to the beneficial ownership of shares of our Common Stock owned by (i) each person, who, to our knowledge based on Schedules 13D or 13G or other reports filed with the SEC, is the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each person who is a director, (iii) each Named Executive Officer, and (iv) all of our directors and executive officers as a group.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock(2)
RLJ SPAC Acquisition, LLC(3)	8,661,054	69.38%
Robert L. Johnson (3)	8,661,054	69.38%
JH Evergreen Management, LLC (4)	3,963,889	61.17%
Wolverine Asset Management, LLC (5)	470,637	9.99%
Sudbury Capital Fund, LP (6)	1,090,480	19.11%
Dayton Judd (7)	1,109,820	19.53%
Wexford Spectrum Investors (8)	924,508	17.95%
Peter Edwards (9)	659,780	12.86%
Morris Goldfarb (10)	529,590	10.23%
Drawbridge Special Opportunities Fund LP (11)	333,334	6.61%
Miguel Penella (12)	149,790	3.17%
Tyrone Brown (13)	24,057	*
Andor (Andy) M. Laszlo (13)	24,724	*
Scott Royster (13)	20,942	*
Mark Nunis (14)	18,662	*
John Ziegelman	—	—%
Nazir Rostom	—	—%
All directors and executive officers as a group (8 persons)	10,009,049	74.21%

*	Less than 1%

Notes to Beneficial Ownership Table:

(1)

Beneficial ownership is determined in accordance with SEC rules.  For the number of shares beneficially owned by those listed above, we rely on information confirmed by each beneficial owner.  Except as indicated by footnote below, each person named reportedly has sole voting and investment powers with respect to the common stock beneficially owned by that person, subject to applicable community property and similar laws.  Except as indicated by footnote below, each owner’s mailing address is c/o RLJ Entertainment, Inc., 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910.

(2)

On June 24, 2016, there were 4,711,091 shares of common stock outstanding.  Common stock not outstanding but which underlies preferred stock and warrants exercisable as of, or within, 60 days after June 24, 2016, is deemed to be outstanding and beneficially owned for the purpose of computing the percentage of the common stock beneficially owned by each named person or entity (and the directors and executive officers as a group), but is not deemed to be outstanding for any other purpose, including computing the percentage of any other person or entity.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the record date.

(3)

The RLJ Companies, LLC is the sole manager and is the sole voting member of RLJ SPAC Acquisition, LLC.  Robert L. Johnson is the sole manager and the sole voting member of The RLJ Companies, LLC (collectively RLJ).  Mr. Johnson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.  Includes 888,831 shares of common stock, warrants exercisable at $36 per share to purchase 1,272,223 shares of common stock, warrants exercisable at $4.50 per share to purchase 1,500,000 shares of common stock and 15,000 shares of Series B-2 Convertible Preferred Stock with a conversion price of $3 per share into 5,000,000 shares of common stock.  The mailing address for RLJ is 3 Bethesda Metro Center, Suite 1000, Bethesda, Maryland 20814.

(4)

Information presented regarding JH Evergreen Management, LLC (or JH Evergreen Management) is based solely on the Form 4/A filed on May 26, 2015, Schedule 13D filed on June 11, 2015, Schedule 13G/A filed on February 13, 2015 and Schedule 13G initially filed on October 15, 2012.  The reporting persons include (i) JH Evergreen Management, a Delaware limited liability company; (ii) JH Partners Evergreen Fund, L.P., a Delaware limited partnership (or JH Evergreen); (iii) JH Investment Partners III, LP, A Delaware limited partnership (or JHIP III); (iv) JH Investment Partners GP Fund III, LLC, a Delaware

limited liability company (or JHIP GP III); (v) Forrestal, LLC, a Delaware limited liability company (or Forrestal); and (vi) John C. Hansen.  Includes 678,093 shares of common stock, warrants exercisable at $36 per share to purchase 44,706 shares of common stock, warrants exercisable at $4.50 per share to purchase 747,945 shares of common stock and 7,479.432 shares of Series B-1 Convertible Preferred Stock with a conversion price of $3 per share into 2,493,145 shares of common stock.  The mailing address of JH Evergreen Management and the other affiliated filers is 451 Jackson Street, San Francisco, California 94111-1615.  Mr. Hansen disclaimed beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)

Information presented regarding Wolverine Asset Management, LLC is based in part on the Schedule 13D filed on June 1, 2015 and Schedule 13D/A filed on October 13, 2015.  The securities reported herein were purchased for the account of Wolverine Flagship Fund Trading Limited, a private investment fund managed by Wolverine Asset Management, LLC.  The reporting persons include (i) Wolverine Asset Management, LLC, an Illinois limited liability company, (ii) Wolverine Holdings, L.P., an Illinois limited partnership, (iii) Wolverine Trading Partners, Inc., an Illinois corporation, (iv) Christopher L. Gust, and (v) Robert R. Bellick.  The amount set forth as the beneficial ownership takes into account the Ownership Limitation (as defined below).  Without such Ownership Limitation, Wolverine’s beneficial ownership would be 1,740,124, which includes warrants exercisable at $36 per share to purchase 6,790 shares of common stock, warrants exercisable at $4.50 per share to purchase 400,000 shares of common stock and 4,000 shares of Series A-1 Convertible Preferred Stock with a conversion price of $1 per share into 1,333,334 shares of common stock.  The reporting persons are prohibited from converting any Series A-1 Convertible Preferred Stock or exercising certain warrants if as a result the reporting persons would beneficially own more than 9.99% of the outstanding common stock (the “Ownership Limitation”). The mailing address for Wolverine and the other affiliated filers is 175 West Jackson Blvd., Suites 200 and 340 Chicago, Illinois 60604.

(6)

Information presented regarding Sudbury Capital Fund, LP (or Sudbury) is based solely on the Schedule 13D/A filed on May 27, 2015.  The reporting persons include (i) Sudbury Capital Fund, LP, a Delaware limited partnership and pooled investment vehicle (or SCF); (ii) Sudbury Holdings, LLC a Delaware limited liability company (or SH); (iii) Sudbury Capital Management, LLC a Delaware limited liability company and the investment adviser (or SCM); (iv) Sudbury Capital GP, LP, a Delaware limited partnership and the general partner of the pooled investment vehicle (or SCGP) and (v) Dayton Judd, the Managing Member of SCM and Partner and Manager of SCGP (collectively the reporting persons).  Includes 96,715 shares of common stock, warrants exercisable at $36 per share to purchase 127,098 shares of common stock, warrants exercisable at $4.50 per share to purchase 200,000 shares of common stock and 2,000 shares of Series A-2 Convertible Preferred Stock with a conversion price of $3 per share into 666,667 shares of common stock.  The mailing address for Sudbury and the other affiliated filers is 878 S. Denton Tap Road, Suite 220, Coppell, TX 75019.

(7)	Includes 19,340 shares of common stock, of which 14,294 are subject to restricted stock awards, and indirect ownership of Sudbury Capital Fund, LP.
(8)

Information presented regarding Wexford Spectrum Investors LLC (or WSI) is based solely on the information provided in the Form 4 filed on January 8, 2015, Schedule 13G/A filed on January 16, 2015, Schedule 13G/A filed on February 14, 2014, Form 3 filed on February 25, 2013, Schedule 13G/A filed on February 11, 2013, and Schedule 13G initially filed on October 12, 2012.  Wexford Capital LP (or Wexford Capital) may, by reason of its status as manager of WSI, be deemed to own beneficially the securities of which WSI possesses beneficial ownership. Wexford GP LLC (or Wexford GP) may, as the General Partner of Wexford Capital, be deemed to own beneficially the securities of which WSI possesses beneficial ownership. Each of Charles E. Davidson (or Davidson) and Joseph M. Jacobs (or Jacobs) may, by reason of his status as a controlling person of Wexford GP, be deemed to own beneficially the securities of which WSI possesses beneficial ownership. Each of Wexford Capital, Wexford GP, Davidson and Jacobs shares the power to vote and to dispose of the securities beneficially owned by WSI. Each of Wexford Capital, Wexford GP, Davidson and Jacobs disclaims beneficial ownership of the securities owned by WSI and this report shall not be deemed as an admission that they are the beneficial owners of such securities except, in the case of Davidson and Jacobs, to the extent of their respective interests in each member of WSI.  Includes 484,508 shares of common stock and warrants exercisable at $36 per share to purchase 440,000 shares of common stock.  The mailing address for WSI and the other affiliate filers is 411 West Putnam Avenue, Suite 125, Greenwich, Connecticut 06830.

(9)

Information presented regarding Peter Edwards is based solely on the information provided in the Schedule 13G filed on February 12, 2016.  The mailing address of Mr. Edwards is 7400 Meadow Lane, Chevy Chase, MD 20815. Includes 240,604 shares of common stock, warrants exercisable at $36 per share to purchase 202,509 shares of the common stock, warrants exercisable at $4.50 per share to purchase 50,000 shares of common stock and 500 shares of Series B-2 Convertible Preferred Stock with a conversion price of $3 per share into 166,667 shares of common stock.

(10)

Information presented regarding Morris Goldfarb is based solely on the information provided in the Schedule 13G filed on February 12, 2016.  The mailing address of Mr. Goldfarb is c/o G-III Apparel Group, Ltd., 512 7th Avenue, 35th Floor, New York, NY 10018.Includes 62,922 shares of common stock, warrants exercisable at $36 per share to purchase 33,334 shares of common stock, warrants exercisable at $4.50 per share to purchase 100,000 shares of common stock and 1,000 shares of Series B-2 Convertible Preferred Stock with a conversion price of $3 per share into 333,334 shares of common stock.

(11)

Information presented regarding Drawbridge Special Opportunities Fund LP is based solely on the Schedule 13G filed on October 15, 2012 filed on behalf of (i) Drawbridge Special Opportunities Fund LP, a Delaware limited partnership, directly owns warrants to acquire shares of the common stock as described herein; (ii) Drawbridge Special Opportunities GP LLC, a Delaware limited liability company, is the general partner of Drawbridge Special Opportunities Fund LP; (iii) Fortress Principal Investment Holdings IV LLC, a Delaware limited liability company, is the managing member of Drawbridge Special Opportunities GP LLC; (iv) Drawbridge Special Opportunities Advisors LLC, a Delaware limited liability company, is the investment manager of Drawbridge Special Opportunities Fund LP; (v) FIG LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding interests of Drawbridge Special Opportunities Advisors LLC; (vi) Fortress Operating Entity I LP, a Delaware limited partnership, is the holder of all of the issued and outstanding interests of FIG LLC and Fortress Principal Investment Holdings IV LLC; (vii) FIG Corp., a Delaware corporation, is the general partner of Fortress Operating Entity I LP; and (viii) Fortress Investment Group LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding shares of FIG Corp. Includes warrants exercisable at $36 per share to purchase 333,334 shares of common stock.  The mailing address of Drawbridge Special Opportunities Fund LP and the other affiliated filers is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Chief Compliance Officer.

(12)	Includes 138,581 shares of common stock, of which 48,224 are subject to restricted stock awards, and warrants exercisable at $36 per share to purchase 11,209 shares of common stock.
(13)	Includes 14,294 shares of common stock subject to restricted stock awards.
(14)	Includes 13,587 shares of common stock subject to restricted stock awards.

USE OF PROCEEDS

The common stock issuable upon conversion of the preferred stock and the exercise of the $4.50 warrants are being offered solely for the accounts of the selling holders.  We will not receive any proceeds from the sale of the common stock issuable upon conversion of the preferred stock.

We will receive the exercise price of the $4.50 warrants if and when the warrants are exercised.  We do not know whether any warrants will be exercised, or if any warrants are exercised, when they will be exercised. It is possible that the warrants may expire and never be exercised.

We intend to use any proceeds from the exercise of the $4.50 warrants for general corporate purposes.

SELLING HOLDERS

The following tables set forth certain information as of June 24, 2016 with respect to the selling holders, including:

(i)	the name of each selling holder;
(ii)

the number of shares of common stock (including shares of common stock issuable upon conversion of preferred stock and exercise of warrants ) beneficially owned by such selling holder prior to the offering;

(iii)	the maximum number of shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants to be offered by such selling holder hereby; and
(iv)

the number of shares of common stock (including shares of common stock issuable upon conversion of preferred stock and exercise of warrants to be beneficially owned by such selling holder assuming all of the shares of such selling holder covered by this prospectus are distributed in the offering.

Because the selling holders or their transferees may offer all, a portion or none of the common stock issuable upon conversion of the preferred stock and exercise of the $4.50 warrants offered pursuant to this prospectus, no estimate can be given as to the amount of common stock that will be held by the selling holders upon termination of the offering. See “Plan of Distribution.”

We issued the preferred stock and $4.50 warrants to the selling holders in a private placement on May 20, 2015.

Unless set forth below, none of the selling holders selling in connection with the prospectus has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of the prospectus.

The common stock issuable upon conversion of the preferred stock and exercise of the $4.50 warrants offered by this prospectus may be offered from time to time by the selling holders named below or by any of their pledgees, donees, transferees or other successors in interest. The amounts set forth below are based upon information provided by the selling holders and are accurate to the best of our knowledge. It is possible, however, that the selling holders may acquire or dispose of additional warrants or shares of common stock from time to time after the date of this prospectus.

	Common Stock		Total Common	Common Stock
	Owned Before the		Stock to be Sold	Owned After the
	Offering (Assuming		(Assuming the	Offering (Assuming
	the Conversion of		Conversion of the	the Conversion of
	the Preferred Stock		Preferred Stock	the Preferred Stock
	and the Exercise of		and the Exercise of	and the Exercise of	Percentage of Class
Selling Holder	the Warrants)(a)		the Warrants)	the Warrants)	After the Offering
Wolverine Flagship Fund Trading Limited	1,740,124	(b)	1,733,334	6,790	0.11%
Sudbury Capital Fund, LP	1,090,480	(c)	866,667	223,813	3.92%
JH Evergreen Management LLC	3,963,889	(d)	3,241,090	722,799	9.04%
John Avagliano	80,429	(e)	79,520	909	0.02%
Raymond Gagnon	10,054	(f)	9,940	114	0.00%
Producers Sales Organization	170,910	(g)	168,978	1,932	0.04%
Theodore S. Green	201,084	(h)	198,799	2,285	0.05%
Taylor Rettig	6,156	(i)	5,051	1,105	0.02%
RLJ SPAC Acquisition, LLC	8,661,054	(j)	6,500,000	2,161,054	17.31%
Peter Edwards	659,780	(k)	216,667	443,113	8.64%
Morris Goldfarb	529,590	(l)	433,334	96,256	1.86%

(a)

Based on the stock records of RLJ Entertainment, Inc. and information provided by the respective beneficial owners, unless otherwise indicated.  Beneficial ownership is direct except as otherwise indicated by footnote.  In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the “beneficial owner” of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days pursuant to options, warrants, rights, conversion privileges or similar obligations.  Unless otherwise indicated, shares beneficially owned are held with sole voting and dispositive power.

(b)

Includes, 1,333,334 shares of common stock issuable upon the conversion of 4,000 shares of Series A-1 Convertible Preferred Stock, 6,790 shares of common stock issuable upon the exercise of $36 purchase warrants and 400,000 shares of common stock issuable upon the exercise of $4.50 purchase warrants.

(c)

Includes 96,715 shares of common stock, 666,667 shares of common stock issuable upon the conversion of 2,000 shares of Series A-2 Convertible Preferred Stock, 127,098 shares of common stock issuable upon the exercise of $36 purchase warrants and 200,000 shares of common stock issuable upon the exercise of $4.50 purchase warrants.

(d)

Includes (i) 509,366 shares of common stock, 1,872,761 shares of common stock issuable upon the conversion of 5,618.282 shares of Series B-1 Convertible Preferred Stock, 33,581 shares of common stock issuable upon the exercise of $36 purchase warrants and 561,829 shares of common stock issuable upon the exercise of $4.50 purchase warrants held by JH Partners Evergreen Fund, LP; (ii) 68,888 shares of common stock, 253,285 shares of common stock issuable upon the conversion of 759.854 shares of Series B-1 Convertible Preferred Stock, 4,542 shares of common stock issuable upon the exercise of $36 purchase warrants and 75,986 shares of common stock issuable upon the exercise of $4.50 purchase warrants held by JH Investment Partners III, LP; (iii) 31,650 shares of common stock, 116,392 shares of common stock issuable upon the conversion of 349.175 shares of Series B-1 Convertible Preferred Stock, 2,087 shares of common stock issuable upon the exercise of $36 purchase warrants and 34,918 shares of common stock issuable upon the exercise of $4.50 purchase warrants held by JH Investment Partners GP Fund III, LLC; and (iv) 68,189 shares of common stock, 250,707 shares of common stock issuable upon the conversion of 752.121 shares of Series B-1 Convertible Preferred Stock, 4,496 shares of common stock issuable upon the exercise of $36 purchase warrants and 75,212 shares of common stock issuable upon the exercise of $4.50 purchase warrants held by Forrestal, LLC.

(e)

Includes 61,169 shares of common stock issuable upon the conversion of 183.506 shares of Series B-1 Convertible Preferred Stock, 909 shares of common stock issuable upon the exercise of $36 purchase warrants and 18,351 shares of common stock issuable upon the exercise of $4.50 purchase warrants.

(f)

Includes 7,646 shares of common stock issuable upon the conversion of 22.938 shares of Series B-1 Convertible Preferred Stock, 114 shares of common stock issuable upon the exercise of $36 purchase warrants and 2,294 shares of common stock issuable upon the exercise of $4.50 purchase warrants.

(g)

Includes 129,983 shares of common stock issuable upon the conversion of 389.949 shares of Series B-1 Convertible Preferred Stock, 1,932 shares of common stock issuable upon the exercise of $36 purchase warrants and 38,995 shares of common stock issuable upon the exercise of $4.50 purchase warrants.

(h)

Includes 12 shares of common stock, 152,922 shares of common stock issuable upon the conversion of 458.764 shares of Series B-1 Convertible Preferred Stock, 2,273 shares of common stock issuable upon the exercise of $36 purchase warrants and 45,877 shares of common stock issuable upon the exercise of $4.50 purchase warrants.

(i)

Includes 1,036 shares of common stock, 3,885 shares of common stock issuable upon the conversion of 11.645 shares of Series B-1 Convertible Preferred Stock, 69 shares of common stock issuable upon the exercise of $36 purchase warrants and 1,166 shares of common stock issuable upon the exercise of $4.50 purchase warrants.

(j)

Includes 888,831 shares of common stock, 5,000,000 shares of common stock issuable upon the conversion of 15,000 shares of Series B-2 Convertible Preferred Stock, 1,272,223 shares of common stock issuable upon the exercise of $36 purchase warrants and 1,500,000 shares of common stock issuable upon the exercise of $4.50 purchase warrants.

(k)

Includes 240,604 shares of common stock, 166,667 shares of common stock issuable upon the conversion of 500 shares of Series B-2 Convertible Preferred Stock, 202,509 shares of common stock issuable upon the exercise of $36 purchase warrants and 50,000 shares of common stock issuable upon the exercise of $4.50 purchase warrants.

(l)

Includes 62,922 shares of common stock, 333,334 shares of common stock issuable upon the conversion of 1,000 shares of Series B-2 Convertible Preferred Stock, 33,334 shares of common stock issuable upon the exercise of $36 purchase warrants and 100,000 shares of common stock issuable upon the exercise of $4.50 purchase warrants.

PLAN OF DISTRIBUTION

Shares of our common stock may be issued upon conversion of the preferred stock currently outstanding or the exercise of the $4.50 warrants currently outstanding in accordance with the terms described below under “Description of Capital Stock and Warrants.” No further fees, expenses or commissions are due to any agent or underwriter in connection with the conversion of the preferred stock or exercise of the warrants.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. If the plan of distribution involves an arrangement with a broker-dealer for the sale of shares through a block trade, special offering, or secondary distribution or purchase by a broker or dealer, the amendment or supplement will disclose:

•	the name of the participating broker-dealer(s);
•	the number of shares involved;
•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;
•	that a broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
•	other facts material to the transaction.

In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended, in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period beginning on the later of one business day prior to the determination of the offering price or such time that a person becomes a distribution participant, and ending upon such person’s completion of participation in the distribution. In addition, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act and the associated rules and regulations under the Securities Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

We will bear the costs of registering the shares.

LEGAL MATTERS

Arent Fox LLP has passed upon the validity of the shares of common stock being offered hereby.

EXPERTS

The consolidated financial statements as of December 31, 2015 and for the year then ended incorporated by reference in this Prospectus have been so incorporated by reference in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of RLJ Entertainment, Inc. as of December 31, 2014 and for the year then ended have been incorporated by reference in this Prospectus in reliance on the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to this offering. This prospectus constitutes only part of the registration statement and does not contain all of the information set forth in the registration statement, its exhibits and its schedules. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document to which we make reference are not necessarily complete and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at www.rljentertainment.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC permits us to incorporate by reference in this prospectus some information that is contained in other documents we file with the SEC.  This means that we may disclose important information by referring you to other documents that contain the information, including documents that we file after the date of this prospectus. The information that is incorporated by reference is considered part of this prospectus.

We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, as amended.
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.
•	Our Current Report on Form 8-K filed on January 15, 2016.
•	Our Current Report on Form 8-K filed on April 27, 2016.
•	Our Current Report on Form 8-K filed on May 18, 2016.
•	Our Current Report on Form 8-K filed on June 27, 2016.

•

Each document that we file after the initial filing date of the Post-Effective Amendment of which this prospectus is part under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act and prior to the time such Post-Effective Amendment is declared effective.

•

Each document that we file after the effective date of the Post-Effective Amendment of which this prospectus is part under Section 13(a), 13(c), 14 or15(d) of the Securities Exchange Act and prior to the time that the offering pursuant to this prospectus is terminated.

Information in this prospectus may add to, update or change information in a previously filed document incorporated by reference in this prospectus.  In that case, you should reply on the information in this prospectus.  Information in a document filed after the date of this prospectus may add to, update or change information in this prospectus or in a previously filed document incorporated by reference in this prospectus.  In that case, you should rely on the information in the later field document.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at

Corporate Secretary

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland  20910

(301) 608-2115

Information about us, including the documents incorporated by reference in this prospectus, is also available at our website at http://www.rljentertainment.com. However, the information in our website is not a part of this prospectus, and other than the documents specifically incorporated by reference, is not incorporated by reference into this prospectus.

[BACK COVER]

Up to 13,453,380 Shares

Common Stock

________________

PROSPECTUS

________________

Until ninety (90) days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Item 13.    Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered. All amounts other than the registration fee are estimated.

Securities and Exchange Commission registration fee	$1,853
Accounting fees and expense	$40,000
Legal fees and expenses	$25,000
Printing and engraving expenses	$575
Miscellaneous	$100
TOTAL	$67,528

Item 14.    Indemnification of Directors and Officers.

Our amended and restated articles of incorporation provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by New RLJ to the fullest extent permitted by Nevada law. NRS 78.7502 concerning indemnification of officers, directors, employees and agents is set forth below.

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:

(a)  Is not liable pursuant to NRS 78.138; or

(b)  Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

(a)  Is not liable pursuant to NRS 78.138; or

(b)  Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Item 15.    Recent Sales of Unregistered Securities

In the three years preceding the filing of this Registration Statement, we have sold the following securities that were not registered under the Securities Act, as transactions by an issuer not involving a public offering.

(a)    Issuances of Capital Stock and Warrants

The sales and issuances of securities described below were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) or Regulation D promulgated thereunder:

Subsequent to March 31, 2015, we sold 31,046 shares of preferred stock and warrants to acquire 9,313,873 shares of common stock for $22.5 million in cash and the exchange of $8.5 million in subordinated notes.  Of the preferred shares and warrants sold, 16,500 shares of preferred stock and warrants to acquire 4,950,000 shares of common stock were sold to certain board members or their affiliates. After the one for three reverse stock split effected on June 24, 2016, the warrants represent the right to acquire 3,104,628 shares of common stock with 1,650,000 shares subject to acquisition by certain board members or their affiliates.

(b)    Certain Grants and Exercises of Stock Options

The sale and issuance of the securities described below were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) as transactions by an issuer not involving a public offering.

Pursuant to our stock plans, we have issued 152,162 split adjusted shares of common stock, net of forfeitures, to our directors and employees, some of which remain subject to restricted stock awards.

Item 16.    Exhibits and Financial Statement Schedules.

The following is a list of exhibits filed as part of this Registration Statement.

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Articles of Incorporation of RLJ Entertainment, Inc.	Filed previously as Exhibit 3.1 to the registration statement on Form S-4 filed by the Company on August 10, 2012 (File No. 333-180714)

3.2	Form of Bylaws of RLJ Entertainment, Inc.	Filed previously as Exhibit 3.2 to the registration statement on Form S-4 filed by the Company on August 10, 2012 (File No. 333-180714)

3.3	Form of Certificate of Designation of Series A-1 Convertible Preferred Stock	Filed previously as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on May 15, 2015 (File No. 001-35675)

3.4	Form of Certificate of Designation of Series A-2 Convertible Preferred Stock	Filed previously as Exhibit 3.2 to the Current Report on Form 8-K filed by the Company on May 15, 2015 (File No. 001-35675)

3.5	Form of Certificate of Designation of Series B-1 Convertible Preferred Stock	Filed previously as Exhibit 3.3 to the Current Report on Form 8-K filed by the Company on May 15, 2015 (File No. 001-35675)

3.6	Form of Certificate of Designation of Series B-2 Convertible Preferred Stock	Filed previously as Exhibit 3.4 to the Current Report on Form 8-K filed by the Company on May 15, 2015 (File No. 001-35675)

4.1	Specimen Common Stock certificate	Filed previously as Exhibit 4.1 to the registration statement on Form S-4 filed by the Company on August 10, 2012 (File No. 333-180714)

4.2	Specimen Warrant certificate	Filed previously as Exhibit 4.2 to the registration statement on Form S-4 filed by the Company on August 10, 2012 (File No. 333-180714)

4.3	Amended and Restated Warrant Agreement, dated as of February 1, 2015, by and between RLJ Entertainment, Inc., Computershare Inc. and Computershare Trust Company, N.A.	Filed previously as Exhibit 4.3 to the Annual Report on Form 10-K, filed by the Company on May 8, 2015 (File No. 001-35675)

4.4	Form of Common Stock Purchase Warrant	Filed previously as Exhibit 3.5 to Current Report on Form 8-K filed by the Company on May 15, 2015 (File No. 001-35675)

5.1	Opinion of Arent Fox LLP regarding the validity of the securities being registered.	Previously filed as part of this registration statement

10.1	RLE Entertainment, Inc. 2012 Incentive Compensation Plan	Filed previously as Exhibit 10.3 to the registration statement on Form S-4 filed by the Company on August 10, 2012 (File No. 333-180714)

10.2

Amended and Restated Registration Rights Agreement, dated as of October 3, 2012, by and among RLJ Acquisition, Inc., RLJ Entertainment, Inc., JH Partners, LLC, JH Partners Evergreen Fund, LP, JH Investment Partners III, LP, JH Investment Partners GP Fund III, LLC, the shareholders of Acorn Media Group, Inc., Peter Edwards, as the Acorn Representative, RLJ SPAC Acquisition, LLC, William S. Cohen and Morris Goldfarb

Filed previously as Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on October 10, 2012 (File No. 001-35675)

10.3

First Amendment to Amended and Restated Registration Rights Agreement, dated as of June 27, 2013, by and among RLJ Entertainment, Inc., RLJ Acquisition, Inc., RLJ SPAC Acquisition, LLC, JH Partners, LLC, JH Partners Evergreen Fund, L.P., JH Investment Partners III, L.P., JH Investment Partners GP Fund III, LLC, and Wexford Spectrum Investors, LLC

Filed previously as Exhibit 10.4 to the Quarterly Report on Form 10-Q filed by the Company on August 5, 2013 (File No. 001-35675)

10.4	Form of Indemnity Agreement, by and between RLJ Entertainment and each Indemnitee	Filed previously as Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on October 10, 2012 (File No. 001-35675)

10.5	Assignment, Assumption and Amendment Agreement, dated as of October 3, 2012, by and among RLJ Entertainment, Inc., RLJ Acquisition, Inc. and Continental Stock Transfer & Trust Company	Filed previously as Exhibit 10.5 to the Current Report on Form 8-K filed by the Company on October 10, 2012 (File No. 001-35675)

10.6	Form of Unsecured Subordinated Promissory Note	Filed previously as Exhibit 10.6 to the Current Report on Form 8-K filed by the Company on October 10, 2012 (File No. 001-35675)

10.7†	Employment Agreement, dated as of July 18, 2013, by and between Miguel Penella and RLJ Entertainment, Inc.	Filed previously as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company on November 7, 2013 (File No. 001-35675)

10.8

Credit and Guaranty Agreement, dated as of September 11, 2014, by and among RLJ Entertainment, Inc., as Parent Borrower, and Subsidiaries of Parent Borrower, as Guarantors, the Lenders party hereto from time to time, McLarty Capital Partners SBIC, L.P., as Administrative Agent, Collateral Agent, Arranger, Book manager, and Syndication Agent, and Crystal Financial LLC as Documentation Agent

Filed previously as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company on November 7, 2014 (File No. 001-35675)

10.9	Securities Purchase Agreement, dated as of April 15, 2015, by and between RLJ Entertainment, Inc. and each purchaser identified on the signature page	Filed previously as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on April 16, 2015 (File No. 001-35675)

10.10

First Amendment to Credit and Guaranty Agreement, dated as of April 15, 2015, by and among RLJ Entertainment, Inc., certain subsidiaries of RLJ Entertainment, Inc. as Guarantors, Various Lenders, MCP Opportunities LLC (as successor to McLarty Capital Partners SBIC, L.P.) as Administrative Agent and Collateral Agent, McLarty Capital Partners SBIC, L.P. as Arranger, Book manager, and Syndication Agent, and Crystal Financial LLC as Documentation Agent

Filed previously as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on April 16, 2015 (File No. 001-35675)

10.11

Note Amendment Agreement, dated as of April 15, 2015, by and between RLJ Entertainment, Inc. and JH Investment Partners III, LP, JH Partners Evergreen Fund, LP, JH Investment Partners GP Fund III, LLC, Forrestal, LLC, Taylor Rettig, Theodore S. Green, John P. Avagliano, Ray Gagnon and Producers Sales Organization

Filed previously as Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on April 16, 2015 (File No. 001-35675)

10.12	Securities Purchase Agreement, dated May 14, 2015, by and among the Issuer and the investors party thereto	Filed previously as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 15, 2015 (File No. 001-35675)

10.13	Registration Rights Agreement, dated as of May 14, 2015, by and between RLJ Entertainment, Inc. and each purchaser identified on the signature page	Filed previously as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on May 15, 2015 (File No. 001-35675)

14.1	Code of Ethics	Filed previously as Exhibit 14.1 to the Current Report on Form 8-K filed by the Company on October 10, 2012, File No. 001-35675

21.1	Subsidiaries of the Company	Filed previously as Exhibit 21.1 to the Annual Report on Form 10-K filed by the Company on April 15, 2016 (File No. 001-35675)

23.1	Consent of Arent Fox LLP	Included in the opinion filed as Exhibit 5.1 to this Registration Statement

23.2	Consent of KPMG LLP, independent registered public accounting firm.	Previously filed as part of this registration statement

23.3	Consent of BDO USA, LLP, independent registered public accounting firm.	Previously filed as part of this registration statement

24.1	Power of Attorney	Previously filed as part of this registration statement

†Management contract or compensatory plan or arrangement

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a trustee, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on the 28th day of June, 2016.

RLJ ENTERTAINMENT, INC.

By:	/s/ Miguel Penella
Miguel Penella
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Robert L. Johnson*	Date: June 28, 2016
Robert L. Johnson
Chairman of the Board

/s/ Miguel Penella	Date: June 28, 2016
Miguel Penella
Chief Executive Officer and Director

/s/ Nazir Rostom	Date: June 28, 2016
Nazir Rostom
Chief Financial Officer

/s/ Tyrone Brown*	Date: June 28, 2016
Tyrone Brown, Director

/s/ Andor M. Laszlo*	Date: June 28, 2016
Andor M. Laszlo, Director

/s/ Scott Royster*	Date: June 28, 2016
Scott Royster, Director

/s/ John Ziegelman*	Date: June 28, 2016
John Ziegelman, Director

/s/ Dayton Judd*	Date: June 28, 2016
Dayton Judd, Director
* signed pursuant to power of attorney previously filed.
/s/ Miguel Penella
Miguel Penella

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Articles of Incorporation of RLJ Entertainment, Inc.	Filed previously as Exhibit 3.1 to the registration statement on Form S-4 filed by the Company on August 10, 2012 (File No. 333-180714)

3.2	Form of Bylaws of RLJ Entertainment, Inc.	Filed previously as Exhibit 3.2 to the registration statement on Form S-4 filed by the Company on August 10, 2012 (File No. 333-180714)

3.3	Form of Certificate of Designation of Series A-1 Convertible Preferred Stock	Filed previously as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on May 15, 2015 (File No. 001-35675)

3.4	Form of Certificate of Designation of Series A-2 Convertible Preferred Stock	Filed previously as Exhibit 3.2 to the Current Report on Form 8-K filed by the Company on May 15, 2015 (File No. 001-35675)

3.5	Form of Certificate of Designation of Series B-1 Convertible Preferred Stock	Filed previously as Exhibit 3.3 to the Current Report on Form 8-K filed by the Company on May 15, 2015 (File No. 001-35675)

3.6	Form of Certificate of Designation of Series B-2 Convertible Preferred Stock	Filed previously as Exhibit 3.4 to the Current Report on Form 8-K filed by the Company on May 15, 2015 (File No. 001-35675)

4.1	Specimen Common Stock certificate	Filed previously as Exhibit 4.1 to the registration statement on Form S-4 filed by the Company on August 10, 2012 (File No. 333-180714)

4.2	Specimen Warrant certificate	Filed previously as Exhibit 4.2 to the registration statement on Form S-4 filed by the Company on August 10, 2012 (File No. 333-180714)

4.3	Amended and Restated Warrant Agreement, dated as of February 1, 2015, by and between RLJ Entertainment, Inc., Computershare Inc. and Computershare Trust Company, N.A.	Filed previously as Exhibit 4.3 to the Annual Report on Form 10-K, filed by the Company on May 8, 2015 (File No. 001-35675)

4.4	Form of Common Stock Purchase Warrant	Filed previously as Exhibit 3.5 to Current Report on Form 8-K filed by the Company on May 15, 2015 (File No. 001-35675)

5.1	Opinion of Arent Fox LLP regarding the validity of the securities being registered.	Previously filed as part of this registration statement

10.1	RLE Entertainment, Inc. 2012 Incentive Compensation Plan	Filed previously as Exhibit 10.3 to the registration statement on Form S-4 filed by the Company on August 10, 2012 (File No. 333-180714)

10.2

Amended and Restated Registration Rights Agreement, dated as of October 3, 2012, by and among RLJ Acquisition, Inc., RLJ Entertainment, Inc., JH Partners, LLC, JH Partners Evergreen Fund, LP, JH Investment Partners III, LP, JH Investment Partners GP Fund III, LLC, the shareholders of Acorn Media Group, Inc., Peter Edwards, as the Acorn Representative, RLJ SPAC Acquisition, LLC, William S. Cohen and Morris Goldfarb

Filed previously as Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on October 10, 2012 (File No. 001-35675)

10.3

First Amendment to Amended and Restated Registration Rights Agreement, dated as of June 27, 2013, by and among RLJ Entertainment, Inc., RLJ Acquisition, Inc., RLJ SPAC Acquisition, LLC, JH Partners, LLC, JH Partners Evergreen Fund, L.P., JH Investment Partners III, L.P., JH Investment Partners GP Fund III, LLC, and Wexford Spectrum Investors, LLC

Filed previously as Exhibit 10.4 to the Quarterly Report on Form 10-Q filed by the Company on August 5, 2013 (File No. 001-35675)

10.4	Form of Indemnity Agreement, by and between RLJ Entertainment and each Indemnitee	Filed previously as Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on October 10, 2012 (File No. 001-35675)

10.5	Assignment, Assumption and Amendment Agreement, dated as of October 3, 2012, by and among RLJ Entertainment, Inc., RLJ Acquisition, Inc. and Continental Stock Transfer & Trust Company	Filed previously as Exhibit 10.5 to the Current Report on Form 8-K filed by the Company on October 10, 2012 (File No. 001-35675)

10.6	Form of Unsecured Subordinated Promissory Note	Filed previously as Exhibit 10.6 to the Current Report on Form 8-K filed by the Company on October 10, 2012 (File No. 001-35675)

10.7†	Employment Agreement, dated as of July 18, 2013, by and between Miguel Penella and RLJ Entertainment, Inc.	Filed previously as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company on November 7, 2013 (File No. 001-35675)

10.8

Credit and Guaranty Agreement, dated as of September 11, 2014, by and among RLJ Entertainment, Inc., as Parent Borrower, and Subsidiaries of Parent Borrower, as Guarantors, the Lenders party hereto from time to time, McLarty Capital Partners SBIC, L.P., as Administrative Agent, Collateral Agent, Arranger, Book manager, and Syndication Agent, and Crystal Financial LLC as Documentation Agent

Filed previously as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company on November 7, 2014 (File No. 001-35675)

10.9	Securities Purchase Agreement, dated as of April 15, 2015, by and between RLJ Entertainment, Inc. and each purchaser identified on the signature page	Filed previously as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on April 16, 2015 (File No. 001-35675)

10.10

First Amendment to Credit and Guaranty Agreement, dated as of April 15, 2015, by and among RLJ Entertainment, Inc., certain subsidiaries of RLJ Entertainment, Inc. as Guarantors, Various Lenders, MCP Opportunities LLC (as successor to McLarty Capital Partners SBIC, L.P.) as Administrative Agent and Collateral Agent, McLarty Capital Partners SBIC, L.P. as Arranger, Book manager, and Syndication Agent, and Crystal Financial LLC as Documentation Agent

Filed previously as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on April 16, 2015 (File No. 001-35675)

10.11

Note Amendment Agreement, dated as of April 15, 2015, by and between RLJ Entertainment, Inc. and JH Investment Partners III, LP, JH Partners Evergreen Fund, LP, JH Investment Partners GP Fund III, LLC, Forrestal, LLC, Taylor Rettig, Theodore S. Green, John P. Avagliano, Ray Gagnon and Producers Sales Organization

Filed previously as Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on April 16, 2015 (File No. 001-35675)

10.12	Securities Purchase Agreement, dated May 14, 2015, by and among the Issuer and the investors party thereto	Filed previously as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 15, 2015 (File No. 001-35675)

10.13	Registration Rights Agreement, dated as of May 14, 2015, by and between RLJ Entertainment, Inc. and each purchaser identified on the signature page	Filed previously as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on May 15, 2015 (File No. 001-35675)

14.1	Code of Ethics	Filed previously as Exhibit 14.1 to the Current Report on Form 8-K filed by the Company on October 10, 2012, File No. 001-35675

21.1	Subsidiaries of the Company	Filed previously as Exhibit 21.1 to the Annual Report on Form 10-K filed by the Company on April 15, 2016 (File No. 001-35675)

23.1	Consent of Arent Fox LLP	Included in the opinion filed as Exhibit 5.1 to this Registration Statement

23.2	Consent of KPMG LLP, independent registered public accounting firm.	Previously filed as part of this registration statement

23.3	Consent of BDO USA, LLP, independent registered public accounting firm.	Previously filed as part of this registration statement

24.1	Power of Attorney	Previously filed as part of this registration statement